Exhibit (c)(2)

CONFIDENTIAL
Project Olympic Organizational Materials
Goldman, Sachs & Co. 18-Aug-2004

CONFIDENTIAL
Table of Contents
I. Indicative Phase I Diligence / Analytical Work Plan
II. Company Information Request List\
III. Scott Trading Update
Goldman Sachs does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you (and your employees, representatives and other agents) may disclose any aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, with no limitations imposed by Goldman Sachs.

CONFIDENTIAL
I. Indicative Phase I Diligence / Analytical Work Plan
Indicative Phase I Diligence / Analytical Work Plan 3

cablesouth\2004-0818 Org Meeting\Presentation\15 Organizational Book_No Appendix.doc gblank 31 Oct 2004 19:12 4/17 CONFIDENTIAL Indicative Phase I Diligence / Analytical Work Plan Date Event / Action Item Responsibility August 17 — Press release on engagement of financial and legal advisors SC, FF August 18 — Organizational Meeting SC, GS, FF, CG August 2004 — Introduction of working group — Review work plan S M T W T F S — Approve Company information request list
1 2 3 4 5 6 7 8 9 10 11 12 13 14 August 18-19 — Initiation of contact with Peter GS, FF 15 16 17 18 19 20 21 August 20 — Submit Company information request list GS, FF 22 23 24 25 26 27 28 — Committee update conference call SC, GS, FF 29 30 31 — Legal review GS, FF, CG
Week of August 23rd — Preparation and delivery of information materials by Company Company — Schedule diligence sessions with Company management September 2004 August 24 — Dinner in Atlanta (Ritz Carlton) SC, GS, FF S M T W T F S
1 2 3 4 August 25-26 — Special Committee Meeting (Atlanta, GA) SC, GS, FF 5 6 7 8 9 10 11 — General process update 12 13 14 15 16 17 18 — Potential meeting with Peter and Peter’s financial advisors SC, GS, FF 19 20 21 22 23 24 25 — Potential Scott management due diligence session GS, FF 26 27 28 29 30
Week of August 30th — Continued diligence review SC, GS, FF — Analysis of diligence materials SC, GS, FF — Update conference calls SC, GS, FF, CG — Preliminary meeting with the Special Committee (process update) SC, GS, FF Weeks of September 6th / 13th — Continued diligence review SC, GS, FF — Analysis of diligence materials SC, GS, FF — Update conference calls SC, GS, FF, CG — Potential meeting with the Special Committee (preliminary analysis) SC, GS, FF Every Friday — Special Committee and team weekly catch-up SC, GS, FF, CG Company = Scott SC = Special Committee GS = Goldman Sachs FF = Fried, Frank, Harris, Shriver, & Jacobson CG = Cleary, Gottlieb, Steen & Hamilton Indicative Phase I Diligence / Analytical Work Plan 4

CONFIDENTIAL
II. Company Information Request List
Company Information Request List 5

CONFIDENTIAL
Company Information Request List
1) Projected Financial Information (consolidated and for each business segment1 by market)
- All information provided to financing sources (Citigroup and Lehman Brothers) as referred to in the commitment letter included in the 13D filing (2-Aug-2004)
- 5-year annual management forecast by business segment1
— Income Statements
— Balance Sheets
— Cash Flow Statements
- Quarterly financial projections (income statements / cash flow statements) by business segment1 by market for 2H2004 and 2005
- List of key assumptions of management projections
- Variance analysis for the past 3 years, analysis of budget vs. actual results by quarter for each segment by market
- Projected subscriber growth and profitability for each business segment by market
- Working capital requirements including swings / seasonality
- Board books (2003 – 2004)
- All materials used with investors and research analysts over the past 3 years (presentations, transcripts, videos)
- Industry / consultant research
- Costs (e.g., acceleration of payouts to top management) that would be triggered by this transaction (if any)
Note: Shading indicates high priority item.
1Includes Video, Voice, High-speed Data, Commercial Voice and Data. Company Information Request List 6

CONFIDENTIAL
Company Information Request List
2) 2001-2004 YTD Financial Performance (for each business segment2 by market) — Historical segment information (2001 – 2004 YTD by quarter) — Quarterly (or monthly, if available) income statements and cash flow statements by market — Working capital detail by segment — Capital expenditure details by segment — List key operating metrics by quarter (# subscribers, ARPU, subscriber composition, growth rates, churn) for each segment by market — Customer concentration statistics by quarter (as applicable to commercial segment) — Breakdown of quarterly operating expenses, by category — Detailed corporate overhead data by quarter (including explanation of all corporate charges and allocations, as well as all services being performed in return for these charges and allocations) — Description of any off balance sheet liabilities including debt guarantees of any joint venture or non-consolidated subsidiaries — Description of all inter-company relationships, transactions and associated charges
3) Corporate Overview
- Corporate organizational chart
— List of key reporting relationships
2 Includes Video, Voice, High-speed Data, Commercial Voice and Data. Note: Shading indicates high priority item.
Company Information Request List 7

CONFIDENTIAL
Company Information Request List
- Total number of employees — Employees by type, function, geography — Detail of subsidiary structure 4) Operational Overview (for each business segment3) — List of existing key strategic partnerships and vendor relationships — Subscriber profiles for 2001-2004 YTD by quarter (services, consumer vs. business, profitability, ARPU, acquisition costs, churn, growth, etc.) — Basic cable subscribers by tier of service, pay units, digital video subscribers, and telephony subscribers by market — Plant status (including (1) breakdown of 550 mhz, 750 mhz, 860 mhz and 2-way, and (2) how much of network is enabled for high-speed data and VOD) — Comparison of sales, marketing and distribution efforts vis-à-vis main competitors — Description of Scott pricing strategy (method, drivers, bundling, vs. competitors) — Detail of operating expenses (variable vs. fixed) for 2001-2004 YTD by quarter — Description of order management / provisioning / billing systems — Description of in-house vs. outsourced operations — Definition of homes passed and subscribers
3 Includes Video, Voice, High-speed Data, Commercial Voice and Data. Note: Shading indicates high priority item.
Company Information Request List 8

CONFIDENTIAL
Company Information Request List
- Detail on upgrade / rebuild status, material pending franchise upgrade / rebuild obligations and capital budget
5) Long-term Business Strategy (for each business segment4)
- List strategic priorities over the next 12 – 24 months
- Expected drivers of subscriber growth (business vs. consumer) and revenue growth (pricing, increased bundling)
- Description of planned changes to services offered or end markets targeted
- Description of capital needs to execute plan
- List of business development initiatives to diversify / compliment existing businesses
- Business plan for Company in going-private scenario
6) Network Overview / Detailed Capital Investment Plan
- Description of network capacity / quality
- Forecast for network build-out and upgrade
- Description of useful life / depreciation of various parts of network
- Detailed capital expenditure plan for the next 3 years by quarter including amounts for new build, upgrade, maintenance and customer premise equipment
4 Includes Video, Voice, High-speed Data, Commercial Voice and Data. Note: Shading indicates high priority item.
Company Information Request List 9

CONFIDENTIAL
Company Information Request List
7) Capital Structure — Schedule of all existing securities (debt and equity) outstanding and current balances — Current maturity / amortization schedule — Summary of key terms of debt securities (financial terms, maturities, call provisions, key covenants) — Summary of any liens on company assets (tangible or intangible) — Current capitalization table — Schedule of options, warrants and convertible securities outstanding with material terms — Description of any recent discussions with credit rating agencies 8) Regulatory / Tax / Legal — Details of major contracts — Description of current tax position and net operating tax losses — Estimates for tax payments in the future — Material disputes with the tax authorities (if any) — Material regulatory proceedings (if any) — Material environmental issues (if any) — Review of all pending / threatened material litigation cases — Details of any prior communications relating to acquisitions or potential acquisitions of equity securities of Scott over the past
Note: Shading indicates high priority item.
Company Information Request List 10

CONFIDENTIAL
Company Information Request List
2 years
- Summary of key terms of employment / severance agreements with management
9) Auditors — Length of audit relationship for Deloitte & Touche LLP and for specific audit team — Business units or subsidiaries not covered in audit opinion — Details of any non-auditing work performed — Assessment / adequacy of Scott’s internal control and reporting systems — Relationship / frequency of interaction between auditors and Board — Unresolved audit matters — Major accounting policies — Revenue recognition — Reporting policies / accounting principles that differ with industry standards — Pending changes to reporting policies / accounting principles — Potential write-downs of assets or unusual items — Material undisclosed commitments, contingent liabilities, contractual defaults or other obligations (if any)
Note: Shading indicates high priority item.
Company Information Request List 11

CONFIDENTIAL
Company Information Request List
10) Shareholder Information — List of stockholders (2000-2004 YTD by quarter) — List of current insider holdings — List of option holders — Description of option plan under going-private scenario — Shareholding structure for Discovery investment
11) Sarbanes-Oxley Compliance
- Status of implementation of Sarbanes-Oxley requirements / related NYSE and SEC rules, including: — Controls and internal processes supporting certification of financial statements — Controls and internal processes supporting publication of internal control report — Changes to Board or Audit Committee resulting from new independence requirements — Transactions constituting loans / credit extensions to directors / management — Development of a code of ethics for senior financial officers
Note: Shading indicates high priority item.
Company Information Request List 12

CONFIDENTIAL
Company Information Request List
12) Other Assets — Business plan for Discovery
13) Other
- Any other data or information about the Company provided to Peter’s lenders in connection with their delivery of the commitment letter
Company Information Request List 13

CONFIDENTIAL
Illustrative Scott Due Diligence Meeting Schedule Key Topics
- Corporate Overview / Business Strategy — Review of key markets (market size, market share, penetration) — Overview of business strategy, network assets and management goals — Discussion of key competitors and relative strengths, weaknesses and threats — Strategic priorities over the next 12-24 months
- Operational Review — Overview of operational strengths and weaknesses in each regional market — Review of key operating metrics / subscriber profiles for each market
— Review of plant status, network upgrades / rebuilds and other significant investment activity — Overview of sales and marketing organization
— Overview of Company pricing strategy (method, drivers, bundling) - Financial Review — Review of revenue build-up (key drivers for each business segment)
— Examination of historical and projected revenue trends by business segment — Overview of historical and projected cost structure (fixed vs. variable)
— Comparison of annual budget versus actual results — Overview of annual budgeting process
Company Information Request List 14

CONFIDENTIAL
Illustrative Scott Due Diligence Meeting Schedule Key Topics
— Capital structure overview — Discussion of working capital needs
— Discussion of projected capex needs and overview of capital budgeting process — Tax overview - Other — Review of major accounting policies
— Overview of financial reporting and control systems — Overview of Discovery investment — Overview of shareholding structure — Review of material contracts — Other material issues: legal / regulatory / environmental — Review of Sarbanes-Oxley compliance
Company Information Request List 15

CONFIDENTIAL
III. Scott Trading Update
Scott Trading Update 16

CONFIDENTIAL
Scott Trading Update
Key Scott Market Data 17-Aug 16-Aug 13-Aug 12-Aug 11-Aug
Closing Price $32.78 $32.67 $32.48 $32.55 $32.60 % Change 0.3% 0.6% (0.2)% (0.2)% (0.6)% Volume (MMs) 1.56 1.84 2.13 5.07 2.41 % of Float 0.7% 0.8% 0.9% 2.1% 1.0% 30-day ADV (MMs) 4.63 4.67 4.67 4.66 4.54 % of Float 1.9% 2.0% 2.0% 1.9% 1.9% 1-year ADV (MMs) 1.92 1.91 1.91 1.91 1.90 % of Float 0.8% 0.8% 0.8% 0.8% 0.8%
Market Data for Comparable Companies
17-Aug 16-Aug 13-Aug 12-Aug 11-Aug Comcast
Closing Price $27.42 $26.86 $26.48 $26.51 $27.09 % Change 2.1% 1.4% (0.1)% (2.1)% (0.4)% 30-day ADV (MMs) 8.3 8.0 7.9 7.8 7.7 Charter Closing Price $2.96 $2.81 $ 2.82 $2.88 $ 2.82 % Change 5.3% (0.4)% (2.1)% 2.1% (4.4)% 30-day ADV (MMs) 4.5 4.4 4.4 4.6 4.6 Cablevision Closing Price $18.16 $18.04 $17.75 $17.74 $17.45 % Change 0.7% 1.6% 0.1% 1.7% 2.9% 30-day ADV (MMs) 2.0 1.9 1.9 2.0 1.9 Time Warner Closing Price $16.25 $16.21 $15.62 $15.60 $15.86 % Change 0.2% 3.8% 0.1% (1.6)% (1.5)% 30-day ADV (MMs) 13.1 13.3 13.0 13.2 13.0
Source: FactSet
Scott Trading Update 17